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                                                                    EXHIBIT 99.1

            MERIDIAN POINT REALTY TRUST '83 ANNOUNCES ACQUISITION OF
                    LIBERTY SELF-STOR, LTD., NAME CHANGE AND
                               APPOINTMENT OF CFO


Cleveland, Ohio (December 30, 1999) -- Based on results announced today by Meridian Point Realty Trust '83 (OTCBB: MPTBS), Meridian shareholders have approved the acquisition of Liberty Self-Stor, Ltd., an Ohio limited liability which owns 15 self-storage facilities located in New York and Ohio. Liberty Self-Stor, Ltd. was controlled by Richard M. Osborne, the Company's Chairman of the Board and Chief Executive Officer. The vote was held on December 28, 1999 at the Company's special meeting of shareholders in lieu of the annual meeting of shareholders.

At the Meridian special meeting of shareholders, the shareholders also approved the reincorporation of the Company from a California business trust to a Maryland corporation. As part of the reincorporation, the Company's name changed to Liberty Self-Stor, Inc. Each Share of beneficial interest of Meridian will automatically be converted to one share of common stock of Liberty Self-Stor, Inc. Fractional shares will be paid in cash. Liberty's common stock will be traded on the OTCBB under the symbol LSSI, if available.

The shareholders also approved (1) the election of Steven A. Calabrese, Mark D. Grossi, Marc C. Krantz, Richard M. Osborne and Thomas J. Smith as directors of the Company, (2) the Company's 1999 Stock Option and Award Plan, (3) the Company's lease for its executive offices, and (4) the ratification of Arthur Andersen LLP as the Company's independent accountants for the year ending December 31, 1999.

The Company also announced the appointment of Sherry Kirchenbauer, 31, as Chief Financial Officer and Assistant Secretary. Prior to joining the Company, Ms. Kirchenbauer was controller for 2 years for Interpak, a plastics manufacturing company, and accounting manager for Larich Distributors, which has real estate interests in apartment buildings and shopping centers.

Richard M. Osborne, the Company's Chairman of the Board and Chief Executive Officer, stated, "We are very pleased by the support shown by the Meridian shareholders. We have now fulfilled a promise that we made to the shareholders when we were elected in September 1998. Through the reincorporation and the acquisition of Liberty Self-Stor, Ltd., the Company is now in a position to grow through the operation, expansion, acquisition and development of self-storage facilities."

Thomas J. Smith, the Company's President and Chief Operating Officer, stated, "We are committed to satisfying our shareholders in the year 2000 and beyond and we are excited by the challenges and opportunities that the Company now faces. We are continuing to look at acquisition opportunities and to talk with prospective capital partners who can assist us in our growth efforts."


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In the acquisition of the self-storage facilities, the members of Liberty
Self-Stor, Ltd. exchanged their membership interests for Class A limited partnership interests in LSS I Limited Partnership, the operating partnership. The Class A limited partnership interests are redeemable for cash or, at the election of the Company, convertible into common stock of the Company on a one-for-one basis. LSS I Limited Partnership is owned 29.9% by Liberty Self-Stor, Inc., the sole general partner and Class B limited partner, and 70.1% by the Class A limited partners, consisting of the former members of Liberty Self-Stor, Ltd., including Mr. Osborne and Mr. Smith.

Liberty is a real estate investment trust headquartered in Mentor, Ohio. It owns and operates 15 self-storage facilities located in Ohio and New York.

                  This news release contains forward-looking statements with respect to the financial condition, results of operations and business of the Company. Forward-looking statements are statements other than historical information or statements of current condition. In light of the risks and uncertainties inherent in all future projections, the inclusion of forward-looking statements herein should not be regarded as a representation by the Company or any other person that the objectives or plans of the Company will be achieved. Many factors could cause actual results to differ materially from those contemplated by such forward-looking statements. Investors and others should refer to the Company's filings with the Securities and Exchange Commission, including its Registration Statement on Form S-4, its annual report on Form 10-KSB for the year ended December 31, 1999, its quarterly reports on Form 10-QSB and other periodic filings, for a description of the foregoing and other factors. The Company undertakes no obligation to update forward-looking statements to reflect events or circumstances after the date hereof or to reflect the occurrence of unanticipated events.




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